Exhibit 16(ii) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

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                                                                                                                      <C.
Schedule for Computation      Initial
of Fund Performance Data      Invest of:             $500
                              Offering
Vision Equity Income          Price/
                              Share=               $10.57
Return Since Inception
  ending 10/31/97             NAV=                  $9.99

FYE:  April 30
                                               Begin                    Capital    Reinvest     Ending                   Total
DECLARED: QUARTERLY             Reinvest       Period       Dividend      Gain       Price      Period      Ending      Invest
PAID:  QUARTERLY                 Dates         Shares        /Share      /Share     /Share      Shares       Price       Value
                                                   47.304                 0.00000                  47.304       $9.81     $464.05





               $1,000 (1+T) = End Value
                          T =       -7.19%


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